EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 52-2107911) of USEC Inc. of our report dated June 11, 2004, relating to the financial statements of the USEC Savings Program, which appears in this Form 11-K for the year ended December 31, 2003.

/s/ Grant Thornton LLP

Baltimore, Maryland
June 28, 2004